Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 Amendment No. 1 and related Prospectus of Software.com, Inc. for the registration of 4,178,363 shares of its Common Stock and to the incorporation by reference therein of our report dated January 24, 2000, with respect to the consolidated financial statements of Software.com, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, and of our report dated March 24, 2000, with respect to the consolidated financial statements of AtMobile.com, Inc. included in the Software.com, Inc. Current Report on Form 8-K dated April 26, 2000, as amended and of our report dated July 12, 2000 with respect to the supplemental consolidated financial statements of Software.com, Inc. included in its Current Report on Form 8-K dated July 17, 2000, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Woodland Hills, California
August 7, 2000